Exhibit (n)(3)

SCHEDULE A

Share Classes (as of November 20, 2019)

FS Multi-Strategy Alternatives Fund

●	Class A

●	Class I

FS Managed Futures Fund

●	Class A

●	Class I

FS Global Macro Fund

●	Class A

●	Class I

FS Real Asset Fund

●	Class A

●	Class I

FS Long/Short Equity Fund

●	Class A

●	Class I

FS Market Neutral Fund

●	Class A

●	Class I

FS Event Driven Fund

●	Class A

●	Class I

FS Energy Total Return Fund

●	Class A

●	Class I